EXHIBIT 10.19

                                 PROMISSORY NOTE
$7,500.00                                                            May 6, 1998


FOR VALUE RECEIVED, Natural Cool, Inc., a Vermont corporation, promises to pay to Chase Refrigeration, or order, the principal sum of Seven Thousand Five Hundred Dollars ($7,500.00), without interest. The said principal shall be payable to the holder hereof at the rate of Six Hundred Twenty-five Dollars ($625.00) per month, and continuing monthly until paid in full. Provided, however, that in the event that any one payment is more than thirty (30) days late, then interest shall accrue on the unpaid balance thereafter at the rate of twelve percent (12%) per annum.

Each such installment shall be applied to the reductio of principal.

If default is made in the payment of any installment of principal and interest in this note, the entire unpaid principal balance and accrued interest shall at once become due and payable without notice, and the holder of this note may place the same in the hands of any attorney for collection, and, in such event, in addition to the unpaid principal balance and accrued interest, the undersigned promises and agrees to pay all costs and charges of suit, including reasonable attorney fees. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

All parties to this note, whether principal, surety, guarantor, endorser or accommodation maker hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor, and agree that the receipt of interest in advance or the extension of time shall not relinquish or di a ge a ndorser, surety, accommodation maker, or guarantor of this note.

                                   NATURAL COOL, INC.

                                   By: /s/ Richard J. Fricke
                                   ---------------------------------------------
                                   Richard J. Fricke,  Duly Authorized Agent of
                                   Natural Cool, Inc.

In consideration of the loan evidenced by the within note made at the request of the undersigned, on the terms and conditions thereof, the undersigned guarantee the prompt payment of the note and each installment, when due, whether at stated maturity, acceleration, or otherwise, and in accordance with all terms and conditions of the note and [portion obliterated in original] and conditions and affirm the waivers and consents [portion obliterated in original].

The liability of the undersigned under this guarantee shall be direct and not conditional or contingent upon the pursuit of any remedies against any maker or endorser, or against any collateral held as security for the payment of the note.
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Notice of acceptance is waived. This shall be a continuing guarantee,  extending to any notes given in  extension or renewal of this note,  notwithstanding  that
the  original  may  have  been  surrendered,   provided  the  liability  of  the
undersigned shall not be increased over the amount contained in the original note plus accrued and unpaid interest, together with such other fees and amounts as may be provided for in the within note.

Dated at Derby, Vermont, this 6 day of May, 1998.

                                        SAFE ALTERNAT IVES CORPORATION
                                        OF AMERICA, INC.

                                        By: /s/ Richard J. Fricke
                                        ----------------------------------------
                                        Richard J. Fricke, Duly Authorized Agent